The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287859
Subject to completion, dated November 19, 2025
Preliminary Prospectus Supplement
(to Prospectus dated June 18, 2025)
$

Bowhead Specialty Holdings Inc.

   % Senior Notes due 2030
We are offering $    aggregate principal amount of our    % senior notes due 2030 (the “notes”). We will pay interest on the notes semi-annually in arrears on     and      of each year, beginning on    , 2026. The interest rate payable on the notes will be subject to adjustment from time to time if the credit rating assigned to the notes by Morningstar DBRS (“MDBRS”) (or any substitute Designated NRSRO (as defined herein) selected by us to act as replacement agency for MDBRS or any previous replacement agency, as the case may be) is downgraded below “investment grade” (or is downgraded and subsequently upgraded), as described under “Description of the Notes—Interest Rate Adjustment Upon Ratings Action.” The notes will mature on    , 2030, unless earlier repurchased or redeemed.
The notes will be our senior unsecured obligations, ranking senior in right of payment to all of our obligations that are expressly subordinated in right of payment to the notes, equally in right of payment with all of our existing and future unsubordinated indebtedness, and effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to the indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries.
We may redeem some or all of the notes, at any time and from time to time, at the redemption prices described under “Description of the Notes—Optional Redemption.”
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for listing of the notes on any securities exchange or to include the notes in any automated dealer quotation system. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price(1)%	$
Underwriting discount(2)%	$
Proceeds to Bowhead Specialty Holdings Inc. before expenses %	$

(1)	Plus accrued interest, if any, from , 2025, if settlement occurs after that date.
(2)	We refer you to “Underwriting” beginning on page S-24 of this prospectus for additional information regarding underwriting compensation.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”), on or about   , 2025.
Joint Book-Running Managers

Keefe, Bruyette & Woods	Piper Sandler
A Stifel Company

The date of this prospectus supplement is   , 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering. The second part, the accompanying prospectus dated June 18, 2025, which is part of our Registration Statement on Form S-3 (the “registration statement”), gives more general information, some of which may not apply to this offering. Under the registration statement, we may, from time to time, sell securities, including the notes being offered by this prospectus supplement.
This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus supplement and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede any such information contained or incorporated by reference in the accompanying prospectus.
In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request. See “Incorporation by Reference.”
The terms “Bowhead,” “we,” “our” and “us,” as used in this prospectus supplement, refer to Bowhead Specialty Holdings Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires, and all references to the “Issuer” are only to Bowhead Specialty Holdings Inc.
We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.
Neither we nor the underwriters are offering to sell the notes in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompany prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.
Any defined term used in this prospectus supplement and not defined herein shall have the meaning attributed to such term in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as supplemented by our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025 (the “Annual Report”).
S-ii

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
(b)
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

(c)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 6, 2025;
(d)	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 5, 2025;
(e)	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 4, 2025;
(f)	our Current Reports on Form 8-K, filed with the SEC on May 6, 2025, August 8, 2025 and October 2, 2025; and
(g)
the description of our common stock contained in our registration statement on Form 8-A, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any other amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to Investor Relations, Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018, Telephone: (212) 970-0269, Email: investorrelations@bowheadspecialty.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.bowheadspecialty.com. The information on our website is not part of this prospectus supplement.
S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference herein, contains information that includes or is based upon “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance.
Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate, including, without limitation, statements relating to our future performance.
Forward-looking statements reflect our current expectations concerning future results and events, and are subject to known and unknown risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
•	our inability to accurately assess our underwriting risk;
•	intense competition for business in our industry;
•	our inability to maintain our strategic relationship with American Family Mutual Insurance Company, S.I. (together with its subsidiaries, “AmFam”);
•	a decline in AmFam’s financial strength rating or financial size category;
•	exposure to certain risks arising out of our reliance on insurance retail agents, brokers and wholesalers as distribution channels;
•	inadequate losses and loss expense reserves to cover our actual losses;
•	unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies;
•	our reinsurers’ failure to reimburse us for claims on a timely basis, or at all;
•	adverse economic factors and their impact on our growth and profitability;
•	existing or future regulation and our ability to comply with these regulations;
•	the loss of one or more key personnel;
•	disruptions of our operations due to security breaches, loss of data, cyber-attacks and other information technology failures;
•	increased costs as a result of operating as a public company; and
•	other risks and uncertainties discussed in our filings with the SEC.
Forward-looking statements speak only as of the date on which they are made. Except as expressly required under federal securities laws or the rules and regulations of the SEC, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” along with the financial data and related notes and the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
Our Company
We were founded in September 2020, backed by capital provided by GPC Partners Investments (SPV III) LP, a private equity fund managed by Gallatin Point Capital LLC, and our strategic partner, AmFam, to take advantage of favorable pricing environments, and to address a growing and unmet demand from brokers and policyholders for specialized insurance solutions and quality service in complex lines of business. Our principal objective is to create and sustain superior returns for our stockholders by generating consistent, underwriting profits across our product offerings and through all market cycles, while prudently managing capital.
We offer commercial specialty property and casualty insurance products to policyholders that vary in size, industry and complexity, focusing on casualty, professional liability, and healthcare liability risks. The policies we write are issued on AmFam paper under their own name through our wholly-owned managing general agency subsidiary, Bowhead Specialty Underwriters, Inc., in exchange for a ceding fee, and reinsured 100% to Bowhead Insurance Company, Inc., our wholly-owned insurance company subsidiary. This mutually beneficial partnership with AmFam has enabled us to grow quickly, but prudently, to take advantage of favorable market conditions, and allows us to deploy capital efficiently.
We are a nimble, remote-friendly organization that is able to attract best-in-class talent nationwide, who are committed to operational excellence and superior service. We are led by a highly experienced and respected underwriting team with a disciplined approach to underwriting and decades of individual, successful underwriting experience. We are supported by a collaborative culture that spans all functions of our business, which allows us to provide a consistent, positive experience for all our partners. We believe that our current market opportunity, differentiated expertise, relationships, culture and leadership team position us well to continue to grow our business profitably.
Corporate Information
Our principal offices are located at 452 Fifth Avenue, New York, NY 10018. Our telephone number is (212) 970-0269. We maintain a website at www.bowheadspecialty.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.
Recent Developments
Prior to, or concurrently with, the closing of the offering of the notes, we intend to terminate and repay in full all outstanding indebtedness and other obligations due under the Credit Agreement, dated April 22, 2024 (as amended, restated, supplemented or otherwise modified from time to time), among Bowhead Specialty Holdings Inc., certain of our subsidiaries from time to time party thereto, as guarantors, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (such payoff and termination, the “Payoff”). In connection with the Payoff, it is expected that all related security interests and guarantees will be automatically and irrevocably terminated and released.
Shortly after the consummation of this offering, the Company also intends to enter into a new credit agreement providing for a senior secured revolving credit facility in the aggregate principal amount of up to $35.0 million (the “New Credit Agreement”). No assurance can be given that the New Credit Agreement will be entered into.

SUMMARY OF THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes, see “Description of the Notes.”
Issuer
Bowhead Specialty Holdings Inc.
Notes Offered
$   aggregate principal amount of   % senior notes due 2030.
Offering Price
  % of the principal amount of the notes.
Maturity Date
The notes will mature on    , 2030.
Interest Rate and Payment Dates
Interest of   % per annum on the principal amount of the notes will be payable in arrears on     and     of each year, commencing on    , 2026. Interest will accrue on the notes from    , 2025.
Ranking
The notes will be the senior unsecured obligations of the Issuer and will rank senior in right of payment to all obligations of the Issuer that are expressly subordinated in right of payment to the notes and equally in right of payment with all of the existing and future unsubordinated indebtedness of the Issuer, and effectively rank junior in right of payment to any future secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness. As of September 30, 2025, the Issuer had no secured indebtedness that would have effectively ranked senior in right of payment to the notes, no unsecured indebtedness that would have ranked equally in right of payment with the notes and no subordinated indebtedness that would have ranked junior in right of payment to the notes.
Structural Subordination
The Issuer is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of the holders of the notes will be structurally subordinated to the indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries. Therefore, in the event of the bankruptcy, insolvency, liquidation or dissolution of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining in order to make payments to the Issuer, as a shareholder or otherwise. In addition, assets of the Issuer could be made available to satisfy claims of its insurance company subsidiary’s policyholders, as discussed under “Risk Factors—Risk Factors Related to this Offering and the Notes—We are subject to statutory provisions under which our assets could be used to satisfy claims of BICI’s policyholders.” As of September 30, 2025, our subsidiaries had no aggregate indebtedness, and our insurance company subsidiary had $1.1 billion in aggregate liabilities to policyholders and contract holders, which would have effectively ranked senior to the notes.
Optional Redemption
Prior to    , 2028, we may redeem the notes at our option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
the present value at such time of (x) the redemption price of such note at    , 2028 (such redemption price as described in the table below for such notes) multiplied by the principal amount of such note plus (y) all required interest payments due on such note through    , 2028 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate (as defined herein) plus    basis points; and

(2)	100% of the principal amount of the notes to be redeemed;
plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after    , 2028, we will have the option to redeem some or all of the notes at the redemption prices specified in “Description of the Notes— Optional Redemption,” plus accrued and unpaid interest, if any to, but not including, the date of redemption.
Use of Proceeds
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $   , after deducting the underwriting discount and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the notes to make capital contributions to our insurance company subsidiary to grow our business and for other general corporate purposes. See “Use of Proceeds.”
Further Issuances
We may issue additional notes having the same terms, with certain exceptions, as the notes offered hereby; provided that if the additional notes are not fungible with the original notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number so that they are distinguishable from the notes offered hereby.
Absence of Public Market for the Notes
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to include the notes in any automated dealer quotation system.

Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. Accordingly, we cannot assure you as to the development or liquidity of any trading market for the notes. See “Risk Factors—Risk Factors Related to this Offering and the Notes—There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.”
Indenture
The notes will be issued under an indenture, to be dated as of the issue date of the notes between the Issuer and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a supplemental indenture thereto establishing the terms of the notes to be dated as of the issue date of the notes (collectively, the “indenture”).
Clearance and Settlement
The notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, and will trade in DTC’s same day funds settlement system. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.
Form and Denomination
The notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee and Paying Agent
U.S. Bank Trust Company, National Association
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Risk Factors
Investment in the notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the sections of the Annual Report captioned “Risk Factors” and “Statement Regarding Forward Looking Information,” the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors that should be considered before investing in the notes.

RISK FACTORS
Before you invest in our notes, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein. In particular, you should carefully consider the “Risk Factors” and other information contained in the Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each of which is incorporated by reference into this prospectus supplement, before purchasing the notes offered pursuant to this prospectus supplement. The risks that we have highlighted here or in the information incorporated by reference herein are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected and you could lose all or part of your investment.
Risk Factors Related to this Offering and the Notes
The notes will be structurally subordinated to all existing and future indebtedness, other liabilities and preferred equity of our subsidiaries.
As a holding company, we conduct substantially all of our operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. As a result, our ability to meet our obligations on the notes and our other debt obligations, including any future indebtedness under the Credit Agreement and other credit facilities and debt securities when due, depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our indebtedness, including the notes, or to provide us with funds to satisfy our payment obligations, whether by dividends, distributions, loans or otherwise. The notes will not be guaranteed by any of our subsidiaries, including our insurance company subsidiary. As a result, the notes will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries. Therefore, in the event of the liquidation, dissolution, winding up or other bankruptcy event of a subsidiary, following payment by such subsidiary of its indebtedness, other liabilities and preferred equity, such subsidiary may not have sufficient assets remaining in order to make payments to the Issuer, as a stockholder or otherwise. As of September 30, 2025, our subsidiaries had no aggregate indebtedness, and our insurance company subsidiary had $1.1 billion in aggregate liabilities to policyholders and contract holders, which would have effectively ranked senior to the notes.
The notes will be effectively subordinated to our secured indebtedness.
The notes will not be secured by any of our assets or the assets of our subsidiaries. As a result, the notes will be effectively subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. If we are declared bankrupt or insolvent, or if we default under any of our future indebtedness that is secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on such assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. In any such event, because the notes will not be secured by such assets, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied or, if any assets remained, they may be insufficient to satisfy such holders’ claims fully.
We are subject to statutory provisions under which our assets could be used to satisfy claims of BICI’s policyholders.
As a holding company parent of Bowhead Insurance Company, Inc. (“BICI”), we are subject to regulation, both directly and indirectly, by the Office of the Commissioner of Insurance of Wisconsin (the “Wisconsin OCI”). Each state has rehabilitation and liquidation laws that authorize the insurance regulatory authorities to commence proceedings to place an insurer domiciled in such state under supervision, or to rehabilitate or liquidate it, on several grounds, including insolvency and other hazardous financial conditions and events. Under Wisconsin law, in any proceeding commenced by the Wisconsin OCI for the purpose of liquidating, rehabilitating, conserving or otherwise reorganizing BICI, our assets may be deemed to be available to satisfy the policyholder obligations of BICI. Therefore, it is likely that in a supervision, rehabilitation or liquidation proceeding under Wisconsin law involving BICI, we would be named as a party. As a party in any such proceeding, insurance regulatory authorities would likely seek to use our assets to pay the claims of policyholders of BICI. This would adversely affect our ability to make payments due under the notes.
The indenture contains only limited protection for holders of the notes and, except in certain limited circumstances, will not restrict our ability to incur additional debt, repurchase our securities or take other actions that could negatively impact holders of the notes.
We are not restricted under the terms of the indenture, pursuant to which the notes will be issued, from incurring additional debt or repurchasing our securities. In addition, the indenture does not contain any covenants which require us to achieve or maintain any minimum financial results or financial position. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture could have the effect of diminishing our ability to make payments on the notes when due.
The terms of the notes will not necessarily afford holders of the notes protection in the event of a highly leveraged transaction that may adversely affect holders of the notes, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or the credit ratings of our debt securities, or otherwise adversely affect the holders of the notes.
There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.
The notes are a new issue of debt securities for which there currently is no trading market. We do not intend to apply for listing of the notes on any securities exchange or to include the notes in any automated dealer quotation system. We cannot provide any assurances that an active trading market will develop for the notes. Further, we cannot provide any assurances as to the liquidity of any trading market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:
•	time remaining prior to the maturity of the notes;
•	the outstanding amount of the notes;
•	the terms related to optional redemption of the notes; and
•	level, direction and volatility of market interest rates generally.
Certain of the underwriters have advised us that they presently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice, in the underwriters’ sole discretion.
Any downgrade in our credit ratings could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the market price of our outstanding debt securities, including the notes, or otherwise impair our business, financial condition, cash flows and results of operations.
We expect that the notes will be rated by at least one nationally recognized credit rating agency. A debt rating is not a recommendation to purchase, sell or hold the notes. These ratings are not intended to correspond to market price or suitability of the notes for any particular investors. Credit rating agencies continually review their ratings for the companies that they follow, including us. Credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. There can be no assurance that any rating assigned to any of our debt securities, including the notes, will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by a credit rating agency if, in that credit rating agency’s judgment, circumstances so warrant.
A downgrade of our credit ratings could, among other things:
•	adversely affect the market price of our debt securities, including the notes;
•	limit our access to the capital markets or otherwise adversely affect the availability of other new financing on favorable terms, if at all;

•	result in more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur;
•	increase our cost of borrowing; and
•	impair our business, financial condition, cash flows and results of operations.
Redemption may adversely affect the investment return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, holders of the notes may not be able to reinvest the redemption proceeds in a comparable security and obligor at an effective interest rate as high as that of the notes.
An increase in market interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of the notes may decline. We cannot predict the future level of market interest rates.
Federal and state laws may permit courts, under specific circumstances, to void the notes as a fraudulent transfer or conveyance, subordinate claims in respect of the notes and require you to return payments received. If that occurs, you may not receive any payments on the notes.
Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the notes could be voided as fraudulent transfers or conveyances if we (i) issued the notes with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (ii) only, one of the following is also true at the time thereof:
•	we were insolvent or rendered insolvent by reason of the issuance of the notes;
•	the issuance of the notes left us with an unreasonably small amount of capital or assets to carry on business; or
•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we did not receive reasonably equivalent value or fair consideration for the notes, to the extent that we did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.
The bankruptcy code defines “insolvent” as to an entity other than a partnership or a municipality as the sum of its debts, including contingent and unliquidated liabilities, being greater than the fair value of all of its assets. We cannot be certain as to the standards a court would use to determine whether or not we were insolvent at the relevant time.
If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes (the effect being that holders of the notes would cease to have a claim under the notes) and could require the holders of the notes to repay any amounts received with respect to the notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voiding of the notes could result in an event of default with respect to the notes or our and our subsidiaries’ other debt that could result in acceleration of the notes or that debt.
Finally, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (i) the holder of notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $   , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to make capital contributions to our insurance company subsidiary to grow our business and for other general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2025 (1) on an actual basis and (2) on an as adjusted basis to reflect the issuance of the notes offered hereby, after deducting the underwriting discount and estimated expenses payable to us in connection with the issuance of the notes.
This table should be read in conjunction with the section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus supplement, as well as our unaudited condensed consolidated financial statements and notes incorporated by reference in this prospectus supplement.

	As of September 30, 2025
	Actual	As Adjusted
	($ in thousands)
Cash and cash equivalents	$197,855	$
% Senior Notes due 2030 offered hereby	—
Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000,000 shares authorized, actual; 32,782,974 shares issued and outstanding, actual	$328	$
Additional paid-in-capital	323,306
Accumulated other comprehensive gain (loss)	4,743
Retained earnings	101,852
Total stockholders’ equity	430,229
Total capitalization(1)	$430,229	$

(1)	As of September 30, 2025, we had no principal amount outstanding under the Credit Agreement and $75 million of remaining availability.

DESCRIPTION OF THE NOTES
The following description is a summary of the particular terms of the notes. This summary supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of the notes set forth under “Description of the Debt Securities” in the accompanying prospectus dated June 18, 2025. In this “Description of the Notes” section, the terms the “Company,” “we,” “our” and “us” refer solely to Bowhead Specialty Holdings Inc., and do not include its subsidiaries.
General
We will issue the notes as a separate series of debt securities under the indenture referred to in the accompanying prospectus (the “indenture”) and a first supplemental indenture establishing the terms of the notes (the “supplemental indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The statements made under this heading relating to the notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes, the indenture and the supplemental indenture, including the definitions therein of certain terms. The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the notes. We will issue notes in an aggregate initial principal amount of $    . The indenture does not limit the amount of indebtedness which may be issued thereunder, and indebtedness may be issued under the indenture from time to time in separate series up to the aggregate amount from time to time authorized by us. We will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on   , 2030.
Interest on the notes will accrue from   , 2025 at the rate of    % per annum. Interest will be payable on   and   , commencing on   , 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make each interest payment to the persons in whose names the notes are registered at the close of business on the    or    preceding the next interest payment date. Principal of and interest on the notes will be payable, and the transfer of the notes will be registrable, through the depositary as described under “—Book-Entry System.”
Interest Rate Adjustment Upon Ratings Action
In the event (a) the credit rating on the notes that has been provided by Morningstar DBRS (“MDBRS”) (or any substitute Designated NRSRO selected by us to act as replacement agency for MDBRS or any previous replacement agency, as the case may be, (a “Replacement Agency”)) while any notes remain outstanding is downgraded to below “investment grade” or, for clarity, a rating of BB (high) provided by MDBRS (or analogous rating) or below, the rate of interest on the notes shall immediately increase effective as of the date of such downgrade by 0.50% during the period in which our credit rating provided by MDBRS (or a Replacement Agency) is below investment grade, or (b) the notes have no rating from any Designated NRSRO (including MDBRS), the rate of interest on the notes shall immediately increase effective as of the applicable date by 1.00%. We will use commercially reasonable efforts to maintain a rating of the notes from a Designated NRSRO.
If, however, for purposes of clause (a) above, the notes’ credit rating is subsequently upgraded to “investment grade” or, for clarity, a rating of BBB (low) provided by MDBRS (or analogous rating) or above, the rate of interest on the notes shall immediately decrease effective as of the date of such upgrade to be the initial interest rate as of the issue date of the notes. If, however, for purposes of clause (b) above, the notes receive a credit rating from any Designated NRSRO, the rate of interest on the notes shall immediately decrease effective as of the date of such subsequent rating to be the initial interest rate as of the issue date of the notes.
Notwithstanding the foregoing, in no circumstances will the interest rate, as may be adjusted as described above, exceed the initial interest rate by more than 1.00% per annum due to changes in the rating, and in no event will the interest rate, as may be adjusted as described above, ever be less than the initial interest rate as of the issue date of the notes.
In the event of any circumstance giving rise to an increase or decrease in the interest rate on the notes, we will notify the Trustee and the holders, in writing, of the new interest rate and effective date of such rate change. The Trustee shall have no duty to monitor the ratings of the notes, make any determination or verify the Issuer’s determination of whether the circumstances giving rise to a change to the interest rate applicable to the notes or notify holders of any of the foregoing.

Further Issuances
We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of the notes under the indenture and the supplemental indenture and issue such increased principal amount, in which case any additional notes so issued will have the same form and terms (other than the public offering price and date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, provided, however, that no such additional notes may be issued unless such additional notes are either fungible with the notes for U.S. federal income tax purposes or are issued with a different CUSIP number. The notes and any such additional notes will constitute a single series under the indenture and the supplemental indenture unless the additional notes are issued with a different CUSIP number.
Optional Redemption
Prior to   , 2028, we may redeem the notes at our option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
the present value at such time of (x) the redemption price of such note at    , 2028 (such redemption price as described in the table below for such notes) multiplied by the principal amount of such note plus (y) all required interest payments due on such note through    , 2028 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate plus     basis points; and

(2)	100% of the principal amount of the notes to be redeemed;
plus, in either case, any accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date for the notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to    , 2028 (the “First Call Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, we shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more

United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
On or after    , 2028, we may redeem the notes at our option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve-month period commencing on      of the years set forth below:

Date	Percentage
2028	102.500%
2029 and thereafter	100.000%

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.
Notice of any redemption will be mailed or electronically delivered (or, if the notes are represented by one or more global securities, transmitted in accordance with the depositary’s standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Notwithstanding Section 4.03 of the indenture, the notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above.
If less than all of the notes are to be redeemed, the Trustee shall select the notes or portions of the notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption notes, and portions of notes, in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any note to be redeemed in part will not be less than $2,000), and shall thereafter promptly notify us in writing of the numbers of notes to be redeemed, in whole or in part; provided that if the notes are represented by one or more global securities, interests in such global securities shall be selected for redemption by the depositary in accordance with its standard procedures therefor.
Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, we may, in our discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Sinking Fund
The notes will not be entitled to the benefit of a sinking fund.
Certain Covenants
The following covenants apply to the notes.
Restrictions on Issuance or Disposition of Stock of Restricted Subsidiaries. We will not, nor will we permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any shares of Capital Stock (other than non-voting Preferred Stock) of any Restricted Subsidiary, if, after giving effect to any such transaction, the Restricted Subsidiary would remain our Subsidiary and we would own, directly or indirectly, less than 80% of the shares of Capital Stock of such Restricted Subsidiary (other than non-voting Preferred Stock); provided, however, that the foregoing will not prohibit:

(i)	directors’ qualifying shares;
(ii)
sales or other dispositions to us, any parent of ours, or to one or more Subsidiaries that are wholly owned or Restricted Subsidiaries or that will become Restricted Subsidiaries or wholly owned Subsidiaries immediately after the sale or disposition;

(iii)
the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by our or such Restricted Subsidiary’s board of directors, or similar governing body, as the case may be (acting in good faith), in any case in accordance with the laws of the jurisdiction of formation of such Person; provided, however, that any such Capital Stock issued, sold, granted, transferred or otherwise disposed of to (x) any employee, officer, director, agent or consultant or (y) any Person from whom such Restricted Subsidiary was acquired, or from such Restricted Subsidiary acquired its business and assets, made as part of such acquisition and comprising all or a portion of the consideration in respect of such sale or acquisition, and in each case, pursuant to any agreement, plan or arrangement approved by our or such Restricted Subsidiary’s board of directors, or similar governing body, as appropriate, shall be deemed to be issued, sold or otherwise disposed of at fair value; or

(iv)	any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or governmental or regulatory authority of competent jurisdiction.
Notwithstanding the foregoing we may merge, amalgamate or consolidated any Restricted Subsidiary into or with another Restricted Subsidiary or wholly owned Subsidiary.
Restrictions on Indebtedness. The Consolidated Indebtedness to GAAP Capitalization Ratio must not exceed 40% for so long as the notes remain outstanding. This covenant will be tested only as of the last day of the most recent fiscal quarter for which financial statements of the Company have been made available to the holders in accordance with the indenture. In the event that the Consolidated Indebtedness to GAAP Capitalization Ratio is not then satisfied but we satisfy such ratio as of a later date, then we will be deemed to have satisfied our obligations with respect to such ratio at such time and any default with respect to such ratio shall be deemed to have been cured.
Restrictions on Secured Indebtedness. Other than our or any of our Subsidiaries’ existing secured indebtedness (and any amendments, modifications, extensions, renewals, refinancings or replacements thereto), we will not incur or permit to exist any mortgage, pledge, encumbrance, lien or charge (collectively, a “Lien”) on our or our Subsidiaries’ properties or assets securing indebtedness for borrowed money that, when combined with any of our or our Subsidiaries’ existing secured indebtedness then outstanding, would not exceed 40% of our Consolidated Indebtedness, assuming that we have incurred an additional amount of unsecured indebtedness up to the maximum amount permitted under “—Restrictions on Indebtedness”; provided, that nothing in this covenant shall prohibit:
(i)
Liens in respect of property or assets acquired (including as a replacement) or constructed, repaired, leased or improved by us or a Subsidiary after the issue date of the notes, which are created at the time of or within 180 days after such acquisition or lease or the completion of construction, replacement, repair or improvement of such property to secure indebtedness for borrowed money assumed or incurred to finance all or any part of the purchase price of such property or assets or cost of the lease, of construction, replacement, repair or improvement of such property; provided, that, in any such case no such Lien shall extend to or cover any other property of ours or a Subsidiary other than improvements thereon, replacements and products thereof, additions and accessions thereto or proceeds from the disposition of such property or assets and customary security deposits (provided, that individual financings of equipment provided by one lender (or a syndicate of lenders) may be cross-collateralized to other financings of equipment provided by such lender (or syndicate), as the case may be, and the aggregate principal amount of indebtedness for borrowed money secured by all such Liens in respect of any such property shall not exceed the cost of such property or assets and any replacements, repairs or any improvements then being financed;

(ii)
Liens in respect of property or assets acquired by us or a Subsidiary after the issue date of the notes, existing on such property or asset at the time of acquisition thereof, or in the case of any Person that after the issue date of the notes becomes a Subsidiary or is consolidated with or merged with or into us or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to us or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or such transactions are closed;
(iii)	Liens securing indebtedness for borrowed money incurred under a Debt Facility in an aggregate amount not to exceed $75.0 million;
(iv)
Liens granted or reaffirmed in connection with any amendment, modification, extension, renewal, refinancing or replacement of the indebtedness for borrowed money secured by a Lien existing as of the issue date of the notes or permitted by clause (i), (ii) or (iii) above; provided, that, the principal amount of indebtedness for borrowed money secured by any such Lien is not increased beyond the aggregate principal amount or total commitments (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions, premiums and expenses associated with such indebtedness) of such indebtedness for borrowed money at the time of such amendment, modification, extension, renewal, refinancing or replacement; and

(v)
other Liens securing indebtedness for borrowed money of ours or any Subsidiary not otherwise permitted by clauses (i) through (iv) above so long as the notes are secured on an equal and ratable basis with the indebtedness for borrowed money so secured for so long as such indebtedness is so secured.

Reporting. We shall file with the Trustee and the SEC, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 45 days after the same is filed with the SEC.
Consolidation, Merger, Conveyance of Assets. Section 6.04 of the indenture shall be replaced in its entirety with the following:
We will not consolidate with any other entity or permit a merger of any other entity into the Company or permit the Company to be merged into any other entity, or sell, convey, transfer or lease all or substantially all its assets to another entity, unless:
(i)
either the Company shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Company) shall be organized and existing under the laws of the United States or any State thereof or the District of Columbia, Bermuda or the Organisation for Economic Co-operation and Development member countries and expressly assume, by supplemental indenture, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the notes, and the due and punctual performance and observance of all other obligations to the holders and the Trustee; and

(ii)	immediately after such consolidation, merger, sale, conveyance, transfer or lease, there would not be an Event of Default in the performance of any covenant or condition of the indenture.
Upon any consolidation with or merger into any other entity, or any sale, conveyance or transfer lease of all or substantially all of the assets of the Company in accordance with this covenant, the successor entity formed by such consolidation or into or with which the Company is merged or to which the Company is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the supplemental indenture with the same effect as if such successor entity had been named as the Company therein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under the indenture, the supplemental indenture and the notes, and from time to time such entity may exercise each and every right and power of the Company under the indenture and the supplemental indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of the indenture and the supplemental indenture required or permitted to be done by the board of directors or any officer of the Company may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this covenant) shall be discharged from all obligations and covenants under the indenture, the supplemental indenture and the notes and may thereupon be dissolved and liquidated.
For purposes of the covenants described above, the following terms will be applicable:
“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Consolidated Assets” mean our assets and the assets of our consolidated subsidiaries, to be determined as of the last day of the most recent fiscal quarter for which financial statements of the Company have been made available to the holders in accordance with the indenture for which internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the U.S. as in effect on the last day of that fiscal quarter.
“Consolidated Indebtedness” means, as of any date, the indebtedness of the Company and its Subsidiaries for borrowed money determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, Consolidated Indebtedness excludes lease liabilities.
“Consolidated Indebtedness to GAAP Capitalization Ratio” means, as of any date, the ratio (expressed as a percentage) equal to Consolidated Indebtedness as of such date divided by the GAAP Consolidated Capitalization as of such date.
“Debt Facility” means one or more debt facilities or commercial paper facilities, indentures, debt security issuances or other arrangements, in each case with banks, insurance companies, other institutional lenders, investors or financial institutions providing for revolving credit commitments and revolving credit loans, term loans, swingline loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, other guarantees or assurances or issuances of debt securities evidenced by credit agreements, loan agreements, notes, debentures, bonds, indentures or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including, without limitation, by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, collateral agent, lenders, investors or trustee or another administrative agent or agents, other lenders, investors or trustee and whether provided under one or more credit or other agreement or indenture financing agreements or otherwise) and including any agreement extending the maturity of, refinancing or restructuring all or any portion of the indebtedness under such agreements or any successor agreement.
“Designated NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners.
“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.
“GAAP Consolidated Capitalization” means, as of any date, the total stockholders’ equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP plus Consolidated Indebtedness.
“Person” means any individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof or other entity.

“Preferred Stock” means Capital Stock of any class or classes (however designated) which is preferred as to the payment of the dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution.
“Restricted Subsidiary” means (i) any Subsidiary the assets of which exceed 15% of the Consolidated Assets (tested in accordance with the definition thereof), or (ii) any Subsidiary designated as a Restricted Subsidiary by our or such Restricted Subsidiary’s board of directors, or similar governing body, effective as of the date of such designation.
“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.
“Subsidiary” means any corporation, limited liability company or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company or other similar type of business entity, directly or indirectly.
Events of Default
The following will be considered an “Event of Default” with respect to the notes:
(i)	the failure of the Company to pay any installment of interest on any notes when it become payable, which failure shall have continued unremedied for a period of 45 days;
(ii)
the failure of the Company to pay the principal of (and premium, if any, on) any notes, when it becomes payable, whether at maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), upon acceleration under the indenture or otherwise;

(iii)
the failure of the Company, subject to the provisions of Section 6.06 of the indenture, to perform any covenants or satisfy any conditions contained in the indenture (or the terms of the notes or the supplemental indenture) (other than a covenant or condition which has been expressly included in the indenture solely for the benefit of a series of securities other than the notes and other than a covenant or condition a default in the performance of which is elsewhere in this Events of Default section specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by holders of 35% or more in aggregate principal amount of the notes then outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” under the indenture;

(iv)
the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(v)	specified events of our bankruptcy, insolvency or reorganization.
Modification and Waivers
With the consent of the holders of a majority in aggregate principal amount of the outstanding notes affected by such supplemental indenture voting separately, the Company and the Trustee may, from time to time and at any time, enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the indenture or the supplemental indenture or of modifying in any manner the rights of the holders of the notes to be affected; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:
•	extend the stated maturity of the principal of, or any installment of interest on, the notes;

•
reduce the principal amount on the notes or the rate of interest thereon or any premium payable thereon, or change the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, or change the ranking of any note;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date);
•
reduce the percentage in principal amount of the notes, the consent of holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults therein and their consequences provided in the indenture;

•
modify any of the provisions described under “—Modification and Waivers” or certain other provisions of the indenture related to waivers as described therein, except to increase the percentage in principal amount of holders required under any such provision or to provide that certain other provisions of the indenture or the supplemental indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby, subject to certain exceptions as described in the indenture; or

•	modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.
The Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any one or more of or all the following purposes with respect to the notes:
•
to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of any notes (and if such covenants, agreements and Events of Default are to be for the benefit of the holders of the notes) or to surrender any right or power conferred upon us in the indenture or the supplemental indenture;

•	to delete or modify any events of default;
•
to add to, change or eliminate any of the provisions of the indenture or the supplemental indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the notes, provided that any such action shall not adversely affect the interests of the holders of notes in any material respect;

•
to evidence the succession of another entity to the Company, or successive successions, and the assumption by any such successor of the covenants and obligations of the Company contained in the notes and in the indenture or any supplemental indenture;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture or the supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture or the supplemental indenture by more than one trustee;

•	to secure the notes;
•	to evidence any changes to the indenture or the supplemental indenture pursuant to certain sections of the indenture as permitted by the terms thereof;
•
to cure any ambiguity or inconsistency or to correct or supplement any provision contained in the indenture or in any supplemental indenture or the notes which may be defective or inconsistent with any other provision contained in the indenture, or in any supplemental indenture or the notes or to conform the terms of the indenture or the supplemental indenture that are applicable to the notes to the description of the terms of the notes in this prospectus supplement;

•
to add to or change or eliminate any provision of the indenture, the supplemental indenture or the notes as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•	to add guarantors or co-obligors with respect to the notes;

•	to make any change that does not adversely affect in any material respect the rights of the holders of the notes;
•	to provide for the issuance of the notes in uncertificated form;
•
to supplement any of the provisions of the indenture, the supplemental indenture or the notes to such extent as necessary to permit or facilitate the defeasance and discharge of the notes, provided that any such action shall not adversely affect in any material respect the interests of the holders of the notes;

•	to prohibit the authentication and delivery of additional notes; or
•
to authorize the issuance of additional notes or to add the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the notes or other conditions, limitations or restrictions thereafter to be observed.

Defeasance
The notes will be subject to defeasance and discharge, and certain covenants set forth above will be subject to covenant defeasance as set forth in the indenture.
Book-Entry System
The Depository Trust Company (“DTC”), which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global notes, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global notes.
Investors may elect to hold interests in the notes in global form through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream, Luxembourg”) or Euroclear Bank SA./NV (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among DTC Participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the NYSE MKT LLC, and FINRA. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and DTC Participants are on file with the SEC.
Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.
Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
We will issue certificated notes to each person that the depositary identifies as the beneficial owner of the notes represented by a global note upon surrender by the depositary of the global note if:
•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act;
•	an event of default under the notes has occurred and is continuing; or
•	we determine not to have the notes represented by a global note.
Neither we nor the Trustee will be liable for any delay by the depositary or its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.
As long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all notes represented by these global notes for all purposes under the indenture and the supplemental indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:
•	will not be entitled to have the notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any notes represented by these certificates for any purpose under the notes, the indenture or the supplemental indenture.
All payments on the notes represented by the global notes and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.
Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective depositaries.
Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

About the Trustee
U.S. Bank Trust Company, National Association is the Trustee. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of its powers vested in it by the indenture at the request of any holder of the notes unless the holder offers the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might result. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the Trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank Trust Company, National Association or its affiliates.
The Trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.
Applicable Law
The notes, the indenture and the supplemental indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Payment and Paying Agent
We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or by wire transfer if the registered holder requests in writing to the Trustee at least 15 days prior to the date for payment.
All moneys we pay to a paying agent of the Trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.
U.S. Bank Trust Company, National Association will act as paying agent for the notes.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by a Non-U.S. Holder (as defined below) that purchases the notes pursuant to and at the price indicated on the cover of this prospectus supplement and holds the notes as “capital assets” (generally, property held for investment purposes) for U.S. federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this offering memorandum and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below. This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), or to persons that will hold the notes as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws.
This discussion is not intended to be tax advice. Holders should consult their tax advisors as to the particular U.S. federal income tax considerations to them of the ownership and disposition of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
For the purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States, (ii) a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code, or (v) a partnership or other entity or arrangement treated as a partnership.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Interest Income
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (1) such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, if required under an applicable treaty, such interest is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and (2) the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) is not a controlled foreign corporation related to the Company (within the meaning of the Code), and (c) certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and that no withholding is required pursuant to Foreign Account Tax Compliance Act (“FATCA”) (discussed below), and provides its name, address and certain other required information or certain other certification requirements are satisfied.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable treaty, and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements.

If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder and, if required under an applicable treaty, such interest is attributable to a permanent establishment or fixed base within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the Non-U.S. Holder provides a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.
Sale, Exchange, Retirement or Other Disposition of the Notes
A Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, retirement or other disposition of the notes unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States, or (2) in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are satisfied.
Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange, retirement or other disposition of the notes will be subject to a flat 30% tax on the gain derived from such sale, exchange, retirement or other disposition, which may be offset by certain U.S.-source capital losses.
Any amounts received in a sale, exchange, retirement or other disposition of the notes that are attributable to accrued but unpaid interest on the notes will generally be treated in the same manner as payments of interest as described above under “— Interest Income.” Non-U.S. Holders should consult their tax advisors regarding the treatment of any accrued but unpaid interest on the notes.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors are urged to consult their own tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as representatives, have severally agreed to purchase from us, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Piper Sandler & Co.
Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters, severally and not jointly, are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.
The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed    % of the principal amount of the notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be changed by the underwriters.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
Underwriting Discounts and Expenses
The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid by Us
Per Note	%
Total	$

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $      . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.
New Issue of Notes
The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing notes in the offering if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Settlement
Delivery of the notes is expected to be made against payment on     , 2025, which will be the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisers.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area (“EEA”)
In relation to each EEA Member State (each a “Member State”), no notes have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation (as defined below), except that notes may be offered to the public in that Member State at any time:
•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to Prospective Investors in the United Kingdom
No notes have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority, except that the notes may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation (as defined below);
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), provided that no such offer of notes shall require us and/or any underwriter or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression “offer to the public” in relation to notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as

“relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable notes laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
This prospectus supplement:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or to buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.
As any offer of notes under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those notes for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those notes to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of notes. Further, this prospectus supplement does not constitute a public offer of notes in the United Arab Emirates

(including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,
•
securities or securities-based derivatives contract (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the joint book-running managers for any such offer; or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Bowhead Specialty Holdings Inc.

$300,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately, from time to time:
•	shares of our common stock;
•	shares of our preferred stock, which may be issued in one or more series;
•	depositary shares;
•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;
•	warrants to purchase shares of our common stock or shares of our preferred stock;
•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;
•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and
•
purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, selling stockholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement. The aggregate offering price of all securities sold by us under this prospectus may not exceed the amount set forth above at top of this prospectus.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Investing in the offered securities involves a number of risks. See “Risk Factors” beginning on page 6 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and in other documents that we subsequently file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “BOW.” On June 6, 2025, the closing sale price of our common stock as reported by the NYSE was $36.02 per share. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.
Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may offer and sell, from time to time, the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the offered securities. The prospectus supplement may also add, update, change or supersede information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
You should carefully read this prospectus, any prospectus supplement, any free writing prospectus prepared by or on behalf of us and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” are to Bowhead Specialty Holdings Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at https://www.bowheadspecialty.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “Annual Report”);
(b)
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

(c)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 6, 2025 (the “Quarterly Report”);
(d)	our Current Report on Form 8-K filed with the SEC on May 6, 2025;
(e)
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any amendment or report filed for the purpose of updating such description; and

(f)
all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and before the termination or completion of this offering of our securities under this prospectus.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to Investor Relations, Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018, Telephone: (212) 970-0269, Email: investorrelations@bowheadspecialty.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.bowheadspecialty.com. The information on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains information that includes or is based upon “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance.
Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate, including, without limitation, statements relating to our future performance.
Forward-looking statements reflect our current expectations concerning future results and events, and are subject to known and unknown risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
•	our inability to accurately assess our underwriting risk;
•	intense competition for business in our industry;
•	our inability to maintain our strategic relationship with American Family Mutual Insurance Company, S.I. (“AFMIC” and together with its subsidiaries, “AmFam”);
•	a decline in AmFam’s financial strength rating or financial size category;
•	exposure to certain risks arising out of our reliance on insurance retail agents, brokers and wholesalers as distribution channels;
•	inadequate losses and loss expense reserves to cover our actual losses;
•	unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies;
•	our reinsurers’ failure to reimburse us for claims on a timely basis, or at all;
•	adverse economic factors and their impact on our growth and profitability;
•	existing or future regulation and our ability to comply with these regulations;
•	the loss of one or more key personnel;
•	disruptions of our operations due to security breaches, loss of data, cyber-attacks and other information technology failures;
•	increased costs as a result of operating as a public company; and
•	other risks and uncertainties discussed in our filings with the SEC.
Forward-looking statements speak only as of the date on which they are made. Except as expressly required under federal securities laws or the rules and regulations of the SEC, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

OUR COMPANY
We were founded in September 2020, backed by capital provided by GPC Partners Investments (SPV III) LP (“GPC Fund”), a private equity fund managed by Gallatin Point Capital LLC (“Gallatin Point”), and our strategic partner, AmFam, to take advantage of favorable pricing environments, and to address a growing and unmet demand from brokers and policyholders for specialized insurance solutions and quality service in complex lines of business. Our principal objective is to create and sustain superior returns for our stockholders by generating consistent, underwriting profits across our product offerings and through all market cycles, while prudently managing capital.
We offer commercial specialty property and casualty insurance products to policyholders that vary in size, industry and complexity, focusing on casualty, professional liability, and healthcare liability risks. The policies we write are issued on AmFam paper under their own name through our wholly-owned managing general agency subsidiary, Bowhead Specialty Underwriters, Inc., in exchange for a ceding fee, and reinsured 100% to Bowhead Insurance Company, Inc., our wholly-owned insurance company subsidiary. This mutually beneficial partnership with AmFam has enabled us to grow quickly, but prudently, to take advantage of favorable market conditions, and allows us to deploy capital efficiently.
We are a nimble, remote-friendly organization that is able to attract best-in-class talent nationwide, who are committed to operational excellence and superior service. We are led by a highly experienced and respected underwriting team with a disciplined approach to underwriting and decades of individual, successful underwriting experience. We are supported by a collaborative culture that spans all functions of our business, which allows us to provide a consistent, positive experience for all our partners. We believe that our current market opportunity, differentiated expertise, relationships, culture and leadership team position us well to continue to grow our business profitably.

RISK FACTORS
You should carefully consider the risks and uncertainties incorporated by reference herein, including the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report and Part II, Item 1A of our Quarterly Report, together with the other information included or incorporated by reference in this prospectus, before deciding to invest in our securities. The risks and uncertainties incorporated by reference herein are not the only ones facing us. There may be additional risks and uncertainties which we are currently unaware of or currently believe to be immaterial. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. We will not receive any proceeds in the event that any securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”). The following description is intended as a summary only and is qualified in its entirety by reference to our Charter and Bylaws, which are filed with the SEC and are exhibits to the registration statement of which this prospectus is a part, and to the Delaware General Corporation Law (the “DGCL”).
General
Our authorized capital stock consists of:
•	400,000,000 shares of common stock, par value $0.01 per share; and
•	100,000,000 shares of preferred stock, par value $0.01 per share.
As of June 2, 2025, there were:
•	32,781,565 shares of common stock issued and outstanding; and
•	no shares of preferred stock outstanding.
Common Stock
Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Our common stock is listed on the NYSE under the trading symbol “BOW.”
Preferred Stock
Our Charter authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE rules, the authorized shares of preferred stock are available for issuance without further action by our stockholders. Our board of directors will be able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•	the designation of the series;
•
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;
•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.
We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by our board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be subject to applicable laws and will depend on our financial condition, results of operations, capital requirements, general business conditions, legal, tax and regulatory limitations, contractual restrictions, including restrictions under indebtedness we may incur, and other factors that our board of directors considers relevant.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
Our Charter, our Bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit our stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.
Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions or employee benefit plans.
Our Classified Board of Directors
Our Charter provides that our board of directors is be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors. The classified board provisions are subject to a 7-year sunset.
Our charter, a board nominee agreement with GPC Fund and an investor matters agreement with AFMIC, grant GPC Fund and AFMIC respectively, rights to nominate individuals to our board of directors, provided certain ownership requirements are met.
Business Combinations
We have opted out of Section 203 of the DGCL, and the restrictions and limitations set forth therein. However, our Charter contains provisions that are similar to Section 203 of the DGCL. Specifically, our Charter provides that, subject to certain exceptions, we are not able to engage in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors, or, upon becoming an interested stockholder, owned at least 85% of the voting power of the outstanding stock or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
However, in our case, GPC Fund and AFMIC and any of their respective affiliates and any of their respective direct or indirect transferees of our common stock will not be deemed to be “interested stockholders” for the purposes of our Charter regardless of the percentage of our outstanding voting stock owned by them, and, accordingly will not be subject to such restrictions.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in Charter, directors serving on a classified board may be removed by the stockholders only for cause. Our Charter provides that directors may only be removed for cause. In addition, Charter and our Bylaws also provide that, subject to the provisions of the Board Nominee Agreement with GPC Fund, the Investor Matters Agreement with AFMIC and the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all of our directors.
Special Stockholders Meetings
Our Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or the chair of our board of directors. Our Bylaws prohibit conducting any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Charter described above.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our Charter provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have jurisdiction another state or the federal courts (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company, our stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our Charter or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware.

Our Charter further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and, accordingly, we cannot be certain that a court would enforce such provision. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Charter. Our exclusive forum provision shall not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Corporate Opportunities; Conflicts of Interest
Our Charter provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity of GPC Fund and AMFIC and their respective members, managers, partners, shareholders, officers, directors, employees, agents, representatives and affiliates (the “Initial Investor Group”) or any director that is not our employee. We will not renounce any interest in any corporate opportunity offered to any director or officer if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter provides that the Initial Investor Group has no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In the event that the Initial Investor Group acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity, such person has no duty to communicate or offer such transaction or business opportunity to us or our affiliates and they may take any such opportunity for themselves or offer it to another person or entity unless such knowledge was acquired solely in such person’s capacity as our director or officer.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Exculpation under this provision does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper benefit from his or her actions as a director or officer.
Our Charter provides that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We have also entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions, and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions in our Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, our stockholders may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Registration Rights
In connection with our initial public offering, we entered into a registration rights agreement with AFMIC, GPC Fund and our Chief Executive Officer (the “Registration Rights Agreement”). The Registration Rights Agreement provides that AFMIC, GPC Fund and their permitted transferees can require us to register under the Securities Act all or any portion of the shares held by AFMIC, GPC Fund and our Chief Executive Officer and their permitted transferees, subject to customary requirements and limitations. AFMIC, GPC Fund and our Chief Executive Officer and their permitted transferees also have piggyback registration rights, such that AFMIC, GPC Fund and our Chief Executive Officer and their permitted transferees may include their respective shares in certain future registrations of our equity securities. The demand registration rights and piggyback registration rights contained in the Registration Rights Agreement are each subject to market cut-back exceptions.
The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management reasonably available to participate in road show presentations in connection with any underwritten offerings. We also agreed to indemnify AFMIC, GPC Fund and our Chief Executive Officer and their permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by AFMIC, GPC Fund, our Chief Executive Officer or any of their permitted transferees.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed, or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;
•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;
•	the amount of discount or premium, if any, with which the debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees);
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
Material United States federal income tax consequences and special considerations, if any, applicable to any such series may be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;
•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•	the number of warrants offered;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the name of the warrant agent; and
•	any other material terms of the warrants.
After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights, which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements, to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable purchase contract agreement or the applicable purchase unit agreement and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers; or
•	through a combination of any of these methods.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The prospectus supplement will include the following information, if applicable:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any offering price to the public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Electronic auctions
We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which may be named in an accompanying prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.